FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Second-Quarter 2010 Results

•	Q2 2010 revenue of $384 million vs. $347 million in Q1 2010
•	Q2 GAAP gross margin of 22.9%, Q2 Non-GAAP gross margin of 26.3%
•	Q2 GAAP EPS loss of $0.06, Q2 non-GAAP EPS of $0.15

SAN JOSE, Calif., August 10, 2010 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced financial results for its 2010 second quarter which ended July 4, 2010.

($ Millions except per-share data)	2nd Quarter 2010	2nd Quarter 2009	1st Quarter 2010
GAAP revenue	$384.2	$299.3	$347.3
GAAP gross margin	22.9%	13.6%	20.7%
GAAP net income (loss)	$(6.2)	$14.3	$12.6
GAAP net income (loss) per share	$(0.06)	$0.15	$0.13
Non-GAAP gross margin	26.3%	16.5%	22.5%
Non-GAAP net income per share	$0.15	$0.09	$0.05
*A reconciliation of Non-GAAP to GAAP results is included at the end of this press release

“SunPower had a strong second quarter, as our Non-GAAP EPS of $0.15 exceeded our internal plan, and we remain on track to meet our 2010 financial and operating plans,” said Tom Werner, SunPower’s CEO.  “Our growing pipeline of 2011 Utility and Power Plants (UPP) business bookings, as well as the continued momentum in our Residential and Commercial (R&C) business, adds to our confidence and visibility for 2011.  Additionally, we are pleased with the significant progress we’re making on our cost reduction roadmap and expect that our joint venture with AU Optronics (AUO) to accelerate this process.”

During the second quarter, the company:
•	Announced a joint venture with AUO to operate the 1.4-gigawatt (GW) Fab 3 facility in Malaysia, which will begin solar cell production in the fourth quarter of this year
•	Recognized $28.3 million non-cash GAAP gain as a result of its equity investment in Woongjin Energy Co.
•	Announced a new world record 24.2 percent efficient cell
•	Completed debt financing and an agreement to sell its 20-megawatt (MW) Amherstburg, Ontario power plant to the Macquarie Power and Income Fund
•	Completed debt financing of €44.5 million for its Montalto 8-MW power plant in Italy
•	Signed an additional 20-MW supply agreement with Casino Stores in France
•	Signed a construction agreement with Naturener for a 9-MW power plant project in Spain
•	Announced a 4.1-MW commercial system with Dow Jones & Company
•	Added more than 150 U.S. and European dealer partners in the second quarter

“In the Residential and Commercial business, we expanded our global dealer footprint in the U.S., France and Italy, as well as hit a new milestone for project scale within our Commercial business with a 4-MW project for Dow Jones & Company,” continued Werner.  “In our Utility and Power Plants business, we executed on our second quarter construction plans, and yesterday announced a definitive €48 million agreement for the sale of the equity of two Italian power plants totaling 28 MW.  We also remain confident in our 2011 visibility on both volume and price, as we have more than 100 MW of UPP orders booked for next year with our 2011 first-quarter bookings at the best levels in two years.

“Operationally, we have accelerated our cost reduction plans for both panels and balance-of-system (BOS).  We are forecasting our efficiency-adjusted cost per watt relative to conventional solar panels to be $1.36 as we exit the year and we expect to reach $1.08 by the fourth quarter of 2011.  The efficiency adjusted value reflects our world-leading high-efficiency solar panels and resulting lower BOS and tracking costs.  Additionally, we launched our Fab 3 joint venture with AUO in July and are analyzing new ways to leverage the operating and procurement strengths of both companies to maximize benefits of our new relationship.  Finally, we are accelerating our BOS cost reduction roadmap, including the introduction of our standardized Oasis power plant in the second quarter, which reduces BOS costs by up to 25%,” Werner concluded.

Q4 and Forecasted Efficiency Adjusted SunPower Panel Cost Per Watt*
	Q4 2009	Q4 2010	Q4 2011
Cost per Watt**	$1.91	$1.71	$1.48
Efficiency Adjusted (vs. Conventional 14% panels)	$1.47	$1.36	$1.08
Efficiency Adjusted (vs. Thin film 11% panels)	$1.01	$0.92	$0.71
*Efficiency adjustments consider the BOS/tracking benefits of high efficiency panels
**Base Cost/Watt excludes freight and pre-op expenses Comparison: 14% efficiency panel on tracking system, 11% efficiency panel on fixed tilt

To better align with its customers, the company re-segmented its business into two operating groups in the second quarter of 2010.

Business Segment	% of Total Q2 Revenues	% of Total Q1 Revenues	Non-GAAP Q2 Gross Margin	Non-GAAP Q1 Gross Margin
Residential and Commercial (R&C)	69%	59%	26%	21%
Utility and Power Plant (UPP)	31%	41%	26%	24%

On a Generally Accepted Accounting Principles (GAAP) basis, second-quarter 2010 results include a $0.50 per share tax expense (including tax expense associated with discontinued operations) and a $0.30 per share pre-tax gain resulting from the company’s investment in Woongjin Energy, as well as a $0.36 per share pre-tax gain related to mark to market derivative contracts.  On a Non-GAAP basis, second-quarter 2010 results exclude the one-time gain on Woongjin’s initial public offering as well as the impact of mark to market derivative transactions.

“During the second quarter we continued to focus on improving our balance sheet and managing our liquidity,” said Dennis Arriola, SunPower CFO.  “Our joint venture with AUO will reduce our capital outlay for Fab 3 by approximately 50% and further deleverage our balance sheet.  As we announced yesterday, we have made significant progress in financing and selling our Montalto projects in Italy and remain on track to debt finance and monetize the balance of the Italian projects currently under construction by the end of 2010.  We have also substantially mitigated the risk of our expected second half of 2010 net Euro exposure as 93% of that exposure is hedged at a US dollar rate of 1.35 to one Euro. Finally, we finished the quarter with $737 million in total cash and investments, and $75 million in additional liquidity available under the IFC loan.  We are well positioned to meet our second half of 2010 and full-year guidance.”

2010 Guidance
	Q3 2010	Q4 2010	FY 2010
Revenue ($MM)	$450-490	$825-1,025	$2,000-2,250
Gross Margin (Non-GAAP)	18-20%	20-22%	20-22%
Gross Margin (GAAP)	16-18%	19-21%	18-20%
Net Income per diluted share (Non-GAAP)	$0.08-0.15	$1.05-1.35	$1.35-1.65
Net Income (loss) per diluted share (GAAP)	$(0.27)-(0.20)	$0.40-0.65	$0.25-0.55

All historical information included in the release reflects the company’s change in segment reporting that was instituted in the second quarter of 2010.

This press release contains both GAAP and non-GAAP financial information.  Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release.  Please note that the company has posted supplemental information and slides related to its second quarter 2010 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm.  Historical information for the third and fourth quarter 2009 under the company’s revised segment reporting is also included in the posted supplemental information and slides. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet's most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company's experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “on track,” “plan,” “pipeline,” “continued,” “visibility,” “roadmap,” “expect,” “will,” “forecasting,” “to be,” “forecasted,” “guidance” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) the company’s ability to meet its 2010 financial operating plans; (b) the company’s strong pipeline of 2011 Utility and Power Plants bookings; (c) the continued momentum in Residential and Commercial businesses; (d) the company’s ability to achieve its cost reduction roadmap; (e) the expected cost reduction benefits from the joint venture with AUO to build Fab 3; (f) the expected beginning of solar cell production of Fab 3 in the fourth quarter of 2010; (g) the company’s ability to execute, close and monetize (1) the 20MW power plant in Amherstburg, Ontario, (2) the 20 MW supply agreement with Casino Stores in France, (3) the construction agreement for a 9MW power plant with Naturener, and (4) the 4MW project with Dow Jones & Company; (h) UPP bookings for 2011; (i) the company’s panel, balance-of-system and tracking cost reduction plans; (j) cost per watt, and cost per watt metrics as adjusted relative to conventional solar panels, in the fourth quarters of 2010 and 2011; (k) the company’s ability to leverage operating and procurement strengths of the company and AUO; (l) the company’s ability to reduce capital outlay for Fab 3 and deleverage its balance sheet; (m) the company’s ability to finance and sell/monetize projects under construction by the end of 2010; and (n) revenue, GAAP and non-GAAP gross margin, and GAAP and non-GAAP net (loss)/income per diluted share guidance for the third and fourth fiscal quarters of 2010 and for the full fiscal year 2010.  Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) potential difficulties associated with operating the joint venture with AUO and integrating the SunRay business, and the company’s ability to achieve the anticipated synergies and manufacturing benefits from these transactions; (ii) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items; (iii) general business and economic conditions, including seasonality of the industry; (iv) growth trends in the solar power industry; (v) the continuation of governmental and related economic incentives promoting the use of solar power, particularly such incentives affecting  the markets in which the company sells solar panels and constructs commercial systems and power plants; (vi) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants; (vii) the improved availability of financing arrangements for the company’s customers; (viii) construction difficulties or potential delays, including permitting and transmission access and upgrades; (ix) increasing competition in the industry and lower average selling prices; (x) the joint venture’s ability to ramp new production lines in Fab 3 and the company’s ability to realize expected manufacturing efficiencies throughout its manufacturing operations; (xi) manufacturing difficulties that could arise; (xii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services;  (xiii) the company’s international operations; (xiv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xv) the company’s ability to protect its intellectual property; (xvi) evolving regional permitting, financing, grid interconnection, technical, and other customer or regulatory requirements, and the company’s ability to satisfy such requirements; (xvii) possible impairment of goodwill; (xviii) possible consolidation of AUO SunPower; and (ix) other risks described in the company’s Annual Report on Form 10-K for the year ended January 3, 2010, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Segment Reporting Information

The UPP Segment refers to both our large-scale solar products and systems business including power plant project development and project sales, turn-key power plant EPC and O&M services, and our components business which includes large volume sales of solar panels to third parties. The R&C Segment refers to our solar equipment sales into the residential and small commercial market through our third-party global dealer network, as well as direct sales and EPC and O&M services for the commercial and public sectors installing rooftop and ground-mounted solar systems.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments and a gain on the change in our equity investment in a joint venture, and the related tax effects of these adjustments.  In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. Management does not consider these non-cash items in evaluating the core operational activities of SunPower. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
The company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2010 consists of 52 weeks while fiscal year 2009 consists of 53 weeks. The second quarter of fiscal 2010 ended on July 4, 2010 and the second quarter of fiscal 2009 ended on June 28, 2009.

#           #           #

SunPower and Oasis are trademarks or registered trademarks of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jul. 4,	Jan. 3,
	2010	2010
		(1)
ASSETS

Cash and cash equivalents	$382,968	$615,879
Restricted cash and cash equivalents	353,886	310,658
Investments	172	172
Accounts receivable, net	199,603	248,833
Costs and estimated earnings in excess of billings	57,587	26,062
Inventories	266,756	202,301
Advances to suppliers	186,866	190,628
Prepaid expenses and other assets	414,013	181,264
Property, plant and equipment, net	815,147	682,344
Project assets	102,143	15,617
Goodwill and other intangible assets, net	442,549	223,137
Assets of discontinued operations	204,950	-

Total assets	$3,426,640	$2,696,895

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$329,310	$234,692
Accrued and other liabilities	371,926	190,830
Billings in excess of costs and estimated earnings	9,276	17,346
Bank loans	271,591	248,953
Convertible debt	721,530	536,574
Customer advances	91,621	92,120
Liabilities of discontinued operations	166,432	-

Total liabilities	1,961,686	1,320,515

Stockholders' equity	1,464,954	1,376,380

Total liabilities and stockholders' equity	$3,426,640	$2,696,895

(1)  As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company's convertible debt offerings in fiscal 2007.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 4,	Apr. 4,	Jun. 28,	Jul. 4,	Jun. 28,
	2010	2010	2009	2010	2009
			(1)		(1)
Revenue:
Utility and power plants	$119,999	$144,094	$124,295	$264,093	$233,551
Residential and commercial	264,239	203,180	175,046	467,419	277,433
	384,238	347,274	299,341	731,512	510,984

Cost of revenue:
Utility and power plants	97,224	111,428	114,968	208,652	210,612
Residential and commercial	199,163	164,103	143,695	363,266	227,459
	296,387	275,531	258,663	571,918	438,071

Gross margin	87,851	71,743	40,678	159,594	72,913

Operating expenses:
Research and development	11,206	10,407	6,937	21,613	14,817
Selling, general and administrative	78,376	64,280	42,775	142,656	85,179

Total operating expenses	89,582	74,687	49,712	164,269	99,996

Operating loss	(1,731)	(2,944)	(9,034)	(4,675)	(27,083)

Other income (expense):
Gain on change in equity interest in unconsolidated investee	28,348	-	-	28,348	-
Gain (loss) on mark-to-market derivatives	34,070	(2,218)	21,193	31,852	21,193
Interest and other income (expense), net	(29,837)	(16,258)	(6,191)	(46,095)	(18,435)

Other income (expense), net	32,581	(18,476)	15,002	14,105	2,758

Income (loss) from continuing operations before income taxes and equity in earnings of unconsolidated investees	30,850	(21,420)	5,968	9,430	(24,325)

Benefit from (provision for) income taxes	(46,992)	30,875	5,223	(16,117)	24,419
Equity in earnings of unconsolidated investees	2,030	3,118	3,133	5,148	4,378

Income (loss) from continuing operations	(14,112)	12,573	14,324	(1,539)	4,472
Income from discontinued operations, net of taxes	7,896	-	-	7,896	-

Net income (loss)	$(6,216)	$12,573	$14,324	$6,357	$4,472

Net income (loss) per share of class A and class B common stock:
Net income (loss) per share – basic:
Continuing operations	$(0.15)	$0.13	$0.16	$(0.02)	$0.05
Discontinued operations	0.09	-	-	0.09	-
Net income (loss) per share – basic	$(0.06)	$0.13	$0.16	$0.07	$0.05
Net income (loss) per share – diluted:
Continuing operations	$(0.15)	$0.13	$0.15	$(0.02)	$0.05
Discontinued operations	0.09	-	-	0.09	-
Net income (loss) per share – diluted	$(0.06)	$0.13	$0.15	$0.07	$0.05

Weighted-average shares:
- Basic	95,564	95,154	90,873	95,359	87,311
- Diluted	95,564	96,472	92,640	96,644	89,110

(1)  As adjusted to reflect the adoption of new accounting guidance for share lending arrangements that were executed in connection with the Company's convertible debt offerings in fiscal 2007.

(In thousands, except per share data)

	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 4,	Apr. 4,	Jun. 28,	Jul. 4,	Jun. 28,	Jul. 4,	Apr. 4,	Jun. 28,	Jul. 4,	Jun. 28,
	2010	2010	2009	2010	2009	2010	2010	2009	2010	2009
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$87,851	$71,743	$40,678	$159,594	$72,913	$103,282	$78,141	$49,270	$181,423	$85,694
Operating income (loss)	$(1,731)	$(2,944)	$(9,034)	$(4,675)	$(27,083)	$33,032	$13,526	$8,380	$46,558	$3,937
Net income (loss) per share of class A and class B common stock:
-Basic	$(0.06)	$0.13	$0.16	$0.07	$0.05	$0.15	$0.05	$0.09	$0.20	$0.01
-Diluted	$(0.06)	$0.13	$0.15	$0.07	$0.05	$0.15	$0.05	$0.09	$0.20	$0.01

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash charges related to amortization of intangible assets and promissory notes, stock-based compensation and interest expense as well as exclude non-cash net gains (losses) on mark-to-market derivative instruments and a gain on the change in our equity investment in a joint venture, and the related tax effects of these adjustments.  In addition, the presentation of non-GAAP gross margin and non-GAAP operating income includes the results of discontinued operations. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture and the presentation of the results of discontinued operations. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets, stock-based compensation and interest expense. In addition, the presentation of non-GAAP gross margin includes the results of discontinued operations. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower’s revenue generation performance relative to the direct costs of revenue of its core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash charges including amortization of intangible assets and promissory notes, stock-based compensation and interest expense. In addition, the presentation of non-GAAP operating income includes the results of discontinued operations. Non-GAAP operating income is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the company’s core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets and promissory notes, stock-based compensation, interest expense, net gains (losses) on mark-to-market derivative instruments, a gain on the change in our equity investment in a joint venture and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare SunPower's operating results on a more consistent basis against that of other companies in the industry. It should be noted that diluted weighted-average shares are determined on a GAAP basis and the resulting share count is used for computing both GAAP and Non-GAAP diluted net income per share.

Non-Cash Items

o  Amortization of intangible assets. SunPower incurs amortization of intangible assets as a result of acquisitions, which includes in-process research and development, patents, project assets, purchased technology and trade names. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Amortization of promissory notes. Included in the total consideration for the acquisition of SunRay completed on March 26, 2010 is $14 million in promissory notes to SunRay’s management shareholders issued by SunPower. Since the vesting and payment of the promissory notes are contingent on future employment, the promissory notes are considered deferred compensation and therefore are not included in the purchase price allocated to the net assets acquired. SunPower excludes this non-cash charge over the service period required under the terms of the promissory notes because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. Under new accounting guidance effective in the first quarter of 2010, SunPower measured the two existing share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in April 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash interest expense.

o Gain (loss) on mark-to-market derivative instruments. In connection with the issuance of its 4.5% senior cash convertible debentures in April 2010, SunPower entered into certain convertible debenture hedge and warrant transactions with respect to its class A common stock intended to reduce the potential cash payments that would occur upon conversion of the debentures. The convertible debenture hedge and warrant transactions consisting of call option instruments are deemed to be mark-to-market derivatives during the period in which the cash convertible debt remains outstanding. In addition, the embedded cash conversion option of the debt is deemed to be a mark-to-market derivative instrument during the period in which the cash convertible debt remains outstanding. Finally, the over-allotment option in favor of the debenture underwriters is deemed a mark-to-market derivative instrument during the period the over-allotment option remained unexercised. SunPower excluded the $34.1 million net gain in the second quarter 2010 and $2.2 million net loss in the first quarter 2010 relating to the above mentioned derivative instruments from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without a net non-cash gain or loss on mark-to-market derivative instruments.

In connection with the issuance of its 4.75% senior convertible debentures in May 2009, SunPower entered into certain convertible debenture hedge transactions with respect to its class A common stock intended to reduce the potential dilution that would occur upon conversion of the debentures. The convertible debenture hedge transactions consisting of call option instruments are deemed to be a mark-to-market derivative during the period in which the over-allotment option in favor of the debenture underwriters was unexercised. During the one-day period that the underwriters’ over-allotment option was outstanding, SunPower’s class A common stock price increased substantially. SunPower excluded the $21.2 million gain in the second quarter 2009 relating to the purchased options from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on purchased options.

o  Gain on change in equity interest in unconsolidated investee. On June 30, 2010, Woongjin Energy Co., Ltd completed its initial public offering and the sale of 15.9 million new shares of common stock. SunPower did not participate in this common stock issuance by Woongjin Energy. As a result of the new common stock issuance by Woongjin Energy in the IPO, SunPower’s percentage equity interest in Woongjin Energy decreased from 42.1% to 31.3% of Woongjin Energy’s issued and outstanding shares of common stock. In connection with the IPO, SunPower recognized a non-cash gain of $28.3 million representing the excess of the IPO price over SunPower’s per share carrying value of its shares. SunPower excluded the $28.3 million gain in the second quarter 2010 from its non-GAAP results because it was not realized in cash and it is not reflective of the company’s ongoing financial results. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash income from a gain on change in the company’s equity interest in Woongjin Energy.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

o  Income from discontinued operations, net of taxes. In connection with SunPower’s acquisition of SunRay on March 26, 2010, it acquired an already completed and operating solar power plant owned by SunRay. As SunPower intended to sell the solar power plant, the assets, liabilities and results of operations of the power plant were classified as discontinued operations in its financial statements in accordance with GAAP. During the quarter ended July 4, 2010, SunPower generated electricity revenue and incurred costs and expenses associated with this owned asset. The presentation of SunPower’s Condensed Consolidated Statements of Operations discloses the results of operations of the solar power plant as a one line item classification as discontinued operations in accordance with GAAP. As such, the presentation of GAAP gross margin and GAAP operating income in the second quarter 2010 excludes the results of these discontinued operations. SunPower reclassified the results of the solar power plant operations from the one line discontinued operations classification for GAAP purposes to the natural account classifications (revenue, cost of sales, etc.) within non-GAAP gross margin and non-GAAP operating income.  SunPower believes this reclassification of the solar power plants results of operations provides an appropriate representation of the results of SunPower's operations during the quarter in operating a solar power plant.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						SIX MONTHS ENDED
	Jul. 4,		Apr. 4,		Jun. 28,		Jul. 4,		Jun. 28,
	2010		2010		2009		2010		2009

GAAP utility and power plants gross margin	$22,775	19%	$32,666	23%	$9,327	8%	$55,441	21%	$22,939	10%
Amortization of intangible assets	774		689		683		1,463		1,366
Stock-based compensation expense	1,632		1,191		2,053		2,823		2,560
Non-cash interest expense	275		401		561		676		844
Discontinued operations	7,905		-		-		7,905		-
Non-GAAP utility and power plants gross margin	$33,361	26%	$34,947	24%	$12,624	10%	$68,308	25%	$27,709	12%

GAAP residential and commercial gross margin	$65,076	25%	$39,077	19%	$31,351	18%	$104,153	22%	$49,974	18%
Amortization of intangible assets	2,125		2,124		2,112		4,249		4,222
Stock-based compensation expense	2,327		1,491		2,504		3,818		2,893
Non-cash interest expense	393		502		679		895		896
Non-GAAP residential and commercial gross margin	$69,921	26%	$43,194	21%	$36,646	21%	$113,115	24%	$57,985	21%

GAAP total gross margin	$87,851	23%	$71,743	21%	$40,678	14%	$159,594	22%	$72,913	14%

Amortization of intangible assets	2,899		2,813		2,795		5,712		5,588
Stock-based compensation expense	3,959		2,682		4,557		6,641		5,453
Non-cash interest expense	668		903		1,240		1,571		1,740
Discontinued operations	7,905		-		-		7,905		-
Non-GAAP total gross margin	$103,282	26%	$78,141	23%	$49,270	16%	$181,423	25%	$85,694	17%

GAAP operating loss	$(1,731)		$(2,944)		$(9,034)		$(4,675)		$(27,083)
Amortization of intangible assets	11,702		4,759		4,098		16,461		8,150
Stock-based compensation expense	11,591		10,808		12,076		22,399		21,130
Amortization of promissory notes	2,919		-		-		2,919		-
Non-cash interest expense	668		903		1,240		1,571		1,740
Discontinued operations	7,883		-		-		7,883		-
Non-GAAP operating income	$33,032		$13,526		$8,380		$46,558		$3,937

NET INCOME (LOSS) PER SHARE:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jul. 4,	Apr. 4,	Jun. 28,	Jul. 4,	Jun. 28,
	2010	2010	2009	2010	2009

Basic:
GAAP net income (loss) per share	$(0.06)	$0.13	$0.16	$0.07	$0.05
Reconciling items:
Amortization of intangible assets	0.12	0.05	0.04	0.17	0.09
Stock-based compensation expense	0.12	0.11	0.13	0.23	0.24
Amortization of promissory notes	0.03	-	-	0.03	-
Non-cash interest expense	0.10	0.07	0.06	0.17	0.13
Mark-to-market derivatives	(0.36)	0.02	(0.23)	(0.33)	(0.24)
Gain on change in equity interest in unconsolidated investee	(0.30)	-	-	(0.30)	-
Tax effect	0.50	(0.33)	(0.07)	0.16	(0.26)

Non-GAAP net income per share	$0.15	$0.05	$0.09	$0.20	$0.01

Diluted:
GAAP net income (loss) per share	$(0.06)	$0.13	$0.15	$0.07	$0.05
Reconciling items:
Amortization of intangible assets	0.12	0.05	0.04	0.17	0.09
Stock-based compensation expense	0.12	0.11	0.13	0.23	0.24
Amortization of promissory notes	0.03	-	-	0.03	-
Non-cash interest expense	0.10	0.07	0.07	0.16	0.13
Mark-to-market derivatives	(0.36)	0.02	(0.23)	(0.33)	(0.24)
Gain on change in equity interest in unconsolidated investee	(0.30)	-	-	(0.29)	-
Tax effect	0.50	(0.33)	(0.07)	0.16	(0.26)

Non-GAAP net income per share	$0.15	$0.05	$0.09	$0.20	$0.01

Weighted-average shares:

GAAP net income (loss) per share:
- Basic	95,564	95,154	90,873	95,359	87,311
- Diluted	95,564	96,472	92,640	96,644	89,110

Non-GAAP net income per share:
- Basic	95,564	95,154	90,873	95,359	87,311
- Diluted	96,816	96,472	92,640	96,644	89,110

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	July 4, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$774	$2,125	$-	$8,803	$-	$-	$-
Stock-based compensation expense	-	-	1,632	2,327	2,253	5,379	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,919	-	-	-
Non-cash interest expense	-	-	275	393	-	-	8,710	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(34,070)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	47,457	-
Discontinued operations	7,905	-	-	-	-	(22)	3,627	(3,614)	(7,896)
	$7,905	$-	$2,681	$4,845	$2,253	$17,079	$(50,081)	$43,843	$(7,896)

	April 4, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$689	$2,124	$-	$1,946	$-	$-	$-
Stock-based compensation expense	-	-	1,191	1,491	1,683	6,443	-	-	-
Non-cash interest expense	-	-	401	502	-	-	5,487	-	-
Mark-to-market derivatives	-	-	-	-	-	-	2,218	-	-
Tax effect	-	-	-	-	-	-	-	(31,589)	-
	$-	$-	$2,281	$4,117	$1,683	$8,389	$7,705	$(31,589)	$-

	June 28, 2009
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$683	$2,112	$-	$1,303	$-	$-	$-
Stock-based compensation expense	-	-	2,053	2,504	1,566	5,953	-	-	-
Non-cash interest expense	-	-	561	679	-	-	4,910	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(21,193)	-	-
Tax effect	-	-	-	-	-	-	-	(7,009)	-
	$-	$-	$3,297	$5,295	$1,566	$7,256	$(16,283)	$(7,009)	$-

	SIX MONTHS ENDED

	July 4, 2010
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$1,463	$4,249	$-	$10,749	$-	$-	$-
Stock-based compensation expense	-	-	2,823	3,818	3,936	11,822	-	-	-
Amortization of promissory notes	-	-	-	-	-	2,919	-	-	-
Non-cash interest expense	-	-	676	895	-	-	14,197	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(31,852)	-	-
Gain on change in equity interest in unconsolidated investee	-	-	-	-	-	-	(28,348)	-	-
Tax effect	-	-	-	-	-	-	-	15,868	-
Discontinued operations	7,905	-	-	-	-	(22)	3,627	(3,614)	(7,896)
	$7,905	$-	$4,962	$8,962	$3,936	$25,468	$(42,376)	$12,254	$(7,896)

	June 28, 2009
	Revenue		Cost of revenue		Operating expenses		Other income (expense), net	Benefit from (provision for) income taxes	Income from discontinued operations, net of taxes
	Utility and power plants	Residential and commercial	Utility and power plants	Residential and commercial	Research and development	Selling, general and administrative
Amortization of intangible assets	$-	$-	$1,366	$4,222	$-	$2,562	$-	$-	$-
Stock-based compensation expense	-	-	2,560	2,893	2,913	12,764	-	-	-
Non-cash interest expense	-	-	844	896	-	-	9,581	-	-
Mark-to-market derivatives	-	-	-	-	-	-	(21,193)	-	-
Tax effect	-	-	-	-	-	-	-	(23,170)	-
	$-	$-	$4,770	$8,011	$2,913	$15,326	$(11,612)	$(23,170)	$-